Exhibit 99.1

City Office REIT Reports Fourth Quarter and Full Year 2024 Results

VANCOUVER—February 20, 2025 —City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) today announced its results for the quarter and full year ended December 31, 2024.

Fourth Quarter Highlights

•
Rental and other revenues were $41.9 million. GAAP net loss attributable to common stockholders was approximately $12.6 million, or ($0.31) per fully diluted share;
•
Core FFO was approximately $11.7 million, or $0.28 per fully diluted share;
•
AFFO was approximately $4.3 million, or $0.10 per fully diluted share;
•
In-place occupancy was 85.4% as of quarter end, or 87.6% including signed leases not yet occupied;
•
Executed approximately 205,000 square feet of new and renewal leases during the quarter;
•
Same Store Cash NOI increased 3.3% as compared to the fourth quarter of 2023;
•
Declared a fourth quarter dividend of $0.10 per share of common stock, paid on January 23, 2025; and
•
Declared a fourth quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on January 23, 2025.

Highlights Subsequent to Quarter End

•
Closed the disposition of the Superior Pointe property in Denver, Colorado for a gross sale price of $12.0 million.

“2024 represented a fundamental positive shift for the office sector,” commented James Farrar, the Company’s Chief Executive Officer. “Strong leasing momentum continued into the fourth quarter across our portfolio. With a healthy 205,000 square feet of new and renewal leases signed during the quarter, portfolio occupancy increased to 85.4% (or 87.6% including signed leases not yet occupied). This represented a 2.0% occupancy increase over the prior quarter. Same Store Cash NOI increased by 3.3% in the fourth quarter through strong leasing performance during the year. In addition, the Company achieved a robust 12.3% cash re-leasing spread during the fourth quarter and 5.9% across all of 2024.”

“As we enter 2025, we expect that the Company will benefit from the extensive renovation programs completed over the last few years. We have built a portfolio of well-positioned office assets across highly desirable markets.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of December 31, 2024 contained 5.6 million net rentable square feet and was 85.4% occupied, or 87.6% including signed leases not yet occupied.

Same Store Cash NOI increased 3.3% for the three months ended December 31, 2024 as compared to the same period in the prior year. Same Store Cash NOI increased 0.1% for the twelve months ended December 31, 2024 as compared to the same period in the prior year.

Leasing Activity

The Company’s total leasing activity during the fourth quarter of 2024 was approximately 205,000 square feet, which included 81,000 square feet of new leasing and 124,000 square feet of renewals. Approximately 153,000 square feet of leases signed within the quarter are expected to take occupancy subsequent to quarter end. The Company’s total leasing activity during the twelve months ended December 31, 2024 was approximately 806,000 square feet, which represents a 35% increase in total leasing completed as compared to the same period in 2023.

New Leasing – New leases were signed with a weighted average lease term of 6.1 years at a weighted average effective annual rent of $32.88 per square foot and at a weighted average cost of $11.58 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.4 years at a weighted average effective annual rent of $46.25 per square foot and at a weighted average cost of $6.05 per square foot per year.

Capital Structure

As of December 31, 2024, the Company had total principal outstanding debt of approximately $649.5 million. Approximately 82.3% of the Company’s debt was fixed rate or effectively fixed rate due to interest rate swaps. City Office’s total principal outstanding debt had a weighted average maturity of approximately 1.9 years and a weighted average interest rate of 5.1%.

Disposition of Real Estate

Subsequent to quarter end, the Company completed the disposition of the Superior Pointe property in Denver, Colorado for a gross sale price of $12.0 million. The property was unencumbered by debt. Related to the sale, during the quarter, the Company recognized an impairment of real estate of $8.5 million to lower the carrying amount of the property to its estimated fair value less cost to sell.

Dividends

On December 13, 2024, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.10 per share of the Company’s common stock for the three months ended December 31, 2024. The dividend was paid on January 23, 2025 to common stockholders and unitholders of record as of January 9, 2025.

On December 13, 2024, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock for the three months ended December 31, 2024. The dividend was paid on January 23, 2025 to preferred stockholders of record as of January 9, 2025.

2025 Outlook

For 2025, the Company expects Core FFO per fully diluted share to be in the range of $1.10 to $1.14. This range is in line with the Company’s fourth quarter 2024 Core FFO per share annualized. The Company expects an increase in portfolio occupancy at year-end 2025 compared to year-end 2024 as signed leases take occupancy. The Company also anticipates positive Same Store Cash NOI growth.

The outlook includes the following assumptions:

Full Year 2025 Guidance	Low	High
Net Operating Income	$102.5M	$104.5M
General & Administrative Expenses	$14.5M	$15.5M
Interest Expense	$37.0M	$38.0M
2025 Core FFO per fully diluted share	$1.10	$1.14
Same Store Cash NOI Change	2.5%	4.5%
December 31, 2025 Occupancy	85.0%	87.0%

Material Considerations:

1.
Guidance includes the disposition of Superior Pointe in Denver, which closed in January 2025. There are no additional acquisitions or dispositions assumed in the 2025 guidance.
2.
The General & Administrative Expenses guidance includes approximately $3.4 million for stock-based compensation. Our Core FFO definition excludes stock-based compensation. Excluding stock-based compensation, General & Administrative Expenses guidance for Full Year 2025 would have been $11.1 million – $12.1 million.
3.
Annual weighted average fully diluted shares of common stock outstanding are assumed to be approximately 41.7 million.
4.
2025 guidance assumes no share issuances and no share repurchase activity.

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as timing and magnitude of future acquisitions and dispositions, if any, rental rates, occupancy levels, leasing activity, our ability to renew expiring leases, uncollectible rents, operating and general administrative expenses, weighted average diluted shares outstanding and rising interest rates. The Company reminds investors that the impacts of the work-from-home trend, inflation and general market conditions are uncertain and impossible to predict. See “Forward-looking Statements” below.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on February 20, 2025.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cioreit.com. The conference call can be accessed by dialing 1-833-470-1428 for domestic callers and 1-404-975-4839 for international callers. The passcode for the conference call is 290040.

A replay of the call will be available later in the day on February 20, 2025, continuing through May 21, 2025 and can be accessed by dialing 1-866-813-9403 for domestic callers and 1-929-458-6194 for international callers. The passcode for the replay is 860763. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cioreit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of earn-outs, changes in the fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude certain first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”) – We define NOI as rental and other revenues less property operating expenses.

We consider NOI to be an appropriate supplemental performance measure to net income because we believe it provides information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented, and Same Store Cash NOI is calculated as Same Store NOI less non-recurring other income, termination fee income, straight-line rent / expense, deferred market rent and the non-controlling interest’s share of cash NOI. The Company’s definitions of Same Store NOI and Same Store Cash NOI exclude properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI are important measures of comparison because each allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, including the impact of inflation, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, the Company’s ability to renew expiring leases, tenant compliance with contractual lease obligations, projected capital improvements, expected sources of financing and ability to service existing financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates, lower than expected yields, increased interest rates, operating costs and costs of capital, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the SEC, including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of December 31, 2024 or relate to the quarter ended December 31, 2024. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

City Office REIT, Inc.

Consolidated Balance Sheets

(In thousands, except par value and share data)

	December 31, 2024	December 31, 2023
Assets
Real estate properties
Land	$190,372	$193,524
Building and improvement	1,169,793	1,194,819
Tenant improvement	163,569	152,540
Furniture, fixtures and equipment	1,368	820
	1,525,102	1,541,703
Accumulated depreciation	(251,956)	(218,628)
	1,273,146	1,323,075
Cash and cash equivalents	18,886	30,082
Restricted cash	15,073	13,310
Rents receivable, net	52,311	53,454
Deferred leasing costs, net	25,291	21,046
Acquired lease intangible assets, net	34,631	42,434
Other assets	23,744	27,975
Assets held for sale	12,588	—
Total Assets	$1,455,670	$1,511,376
Liabilities and Equity
Liabilities:
Debt	$646,972	$669,510
Accounts payable and accrued liabilities	34,535	29,070
Deferred rent	7,010	7,672
Tenant rent deposits	7,257	7,198
Acquired lease intangible liabilities, net	6,301	7,736
Other liabilities	16,879	17,557
Liabilities related to assets held for sale	2,176	—
Total Liabilities	721,130	738,743
Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding as of December 31, 2024 and December 31, 2023	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,154,055 and 39,938,451 shares issued and outstanding as of December 31, 2024 and December 31, 2023	401	399
Additional paid-in capital	442,329	438,867
Retained earnings	179,838	221,213
Accumulated other comprehensive loss	(713)	(248)
Total Stockholders’ Equity	733,855	772,231
Non-controlling interests in properties	685	402
Total Equity	734,540	772,633
Total Liabilities and Equity	$1,455,670	$1,511,376

City Office REIT, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Rental and other revenues	$41,919	$44,321	$171,126	$179,096
Operating expenses:
Property operating expenses	16,440	17,387	69,460	69,997
General and administrative	3,880	3,878	15,201	14,841
Depreciation and amortization	14,881	17,192	59,321	62,987
Impairment of real estate	8,463	—	8,463	—
Total operating expenses	43,664	38,457	152,445	147,825
Operating income	(1,745)	5,864	18,681	31,271
Interest expense:
Contractual interest expense	(8,458)	(8,069)	(32,960)	(31,876)
Amortization of deferred financing costs and debt fair value	(353)	(317)	(1,384)	(1,296)
	(8,811)	(8,386)	(34,344)	(33,172)
Net loss on disposition of real estate property	—	—	(1,462)	(134)
Net loss	(10,556)	(2,522)	(17,125)	(2,035)
Less:
Net income attributable to non-controlling interests in properties	(144)	(141)	(555)	(647)
Net loss attributable to the Company	(10,700)	(2,663)	(17,680)	(2,682)
Preferred stock distributions	(1,855)	(1,855)	(7,420)	(7,420)
Net loss attributable to common stockholders	$(12,555)	$(4,518)	$(25,100)	$(10,102)
Net loss per common share:
Basic	$(0.31)	$(0.11)	$(0.63)	$(0.25)
Diluted	$(0.31)	$(0.11)	$(0.63)	$(0.25)
Weighted average common shares outstanding:
Basic	40,154	39,938	40,140	39,922
Diluted	40,154	39,938	40,140	39,922
Dividend distributions declared per common share	$0.10	$0.10	$0.40	$0.50

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
December 31, 2024
Net loss attributable to common stockholders	$(12,555)
(+) Depreciation and amortization	14,881
(+) Impairment of real estate	8,463
10,789
Non-controlling interests in properties:
(+) Share of net income	144
(-) Share of FFO	(300)
FFO attributable to common stockholders	$10,633
(+) Stock based compensation	1,084
Core FFO attributable to common stockholders	$11,717
(-) Net recurring straight-line rent/expense adjustment	(10)
(-) Net amortization of above and below market leases	(26)
(+) Net amortization of deferred financing costs and debt fair value	351
(-) Net recurring tenant improvement and incentives	(1,701)
(-) Net recurring leasing commissions	(3,203)
(-) Net recurring capital expenditures	(2,854)
AFFO attributable to common stockholders	$4,274
FFO per common share	$0.26
Core FFO per common share	$0.28
AFFO per common share	$0.10
Dividends distributions declared per common share	$0.10
FFO Payout Ratio	39%
Core FFO Payout Ratio	35%
AFFO Payout Ratio	97%
Weighted average common shares outstanding - diluted	41,283

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Rental and other revenues	$41,919	$44,321	$171,126	$179,096
Property operating expenses	16,440	17,387	69,460	69,997
Net operating income ("NOI")	$25,479	$26,934	$101,666	$109,099
Less: NOI of properties not included in same store	(1,648)	(2,276)	(5,830)	(8,802)
Same store NOI	$23,831	$24,658	$95,836	$100,297
Less:
Non-recurring other income	-	(2,005)	-	(2,005)
Termination fee income	(22)	(22)	(1,011)	(98)
Straight-line rent/expense adjustment	219	(387)	887	(3,734)
Above and below market leases	(18)	996	(90)	1,056
NCI in properties - cash NOI	(384)	(372)	(1,593)	(1,586)
Same store cash NOI	$23,626	$22,868	$94,029	$93,930

City Office REIT, Inc.

Reconciliation of Net Income to Core FFO Guidance

(Unaudited)

(In thousands, except per share data)

	Full Year 2025 Outlook
	Low	High
Net loss attributable to common stockholders	$(17,200)	$(16,700)
(+) Depreciation and amortization	60,000	61,000
(-) Non-controlling interests in properties	(200)	(200)
FFO attributable to common stockholders	$42,600	$44,100
(+) Stock based compensation	3,400	3,400
Core FFO attributable to common stockholders	$46,000	$47,500
FFO per common share	$1.02	$1.06
Core FFO per common share	$1.10	$1.14
Weighted average shares of common stock	41,700	41,700

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com